Exhibit 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the registration statement of PSB Bancorp, Inc. on Form SB-4 of our report, dated march 10, 1999, on our audits of the consolidated financial statements of PSB Bancorp, Inc. as of December 31, 1999 and December 31, 1997.

                              /s/ Stockton Bates, LLP

                              Stockton Bates, LLP
                              Certified Public Accountants

Philadelphia, Pennsylvania
June 18, 1999